Exhibit 99.1

Ponce Financial Group, Inc. Appoints New Member to the Board of Directors

New York (March 23, 2022):  Ponce Financial Group, Inc. (the “Company”), the holding company for Ponce Bank, announced today that at the meetings of the Boards of Directors of the Company and Ponce Bank, held on March 17, 2022, the Boards increased the size of their respective boards from seven members to eight members and appointed Mr. James Perez to the Boards of Directors. Mr. Perez will be nominated by the Nomination Committee of the Company’s Board to stand for election at the Annual Meeting of Stockholders, to be held on May 25, 2022, for a term ending at the 2023 Annual Meeting of Stockholders and until his successor shall have been elected and qualified. Mr. Perez is a highly regarded business person in the New York/New Jersey business community. Mr. Perez has extensive experience owning, developing and operating retail companies and as an investor in residential and commercial real estate. He has had a banking relationship with Ponce Bank for over 32 years. In accepting the responsibility of being a member of the Company’s and Ponce Bank’s Board’s, Mr. Perez stated “I am truly honored that the current, eminently qualified members of the Board have the confidence in me to work with them in the best interests of stockholders and the communities which Ponce Bank serves.”

President and Chief Executive Officer’s Comments

Carlos P. Naudon, President and Chief Executive Officer of the Company and Ponce Bank, stated that “James Perez will make an outstanding addition to our Board and brings a reservoir of knowledge and experience, not only in business and real estate, but also with respect to the minority and community focused culture of the Company. James will be an immediate value added to our Board.”

Executive Chairman’s Comments

Steven A. Tsavaris, Executive Chairman, remarked that “James has a remarkable ability to motivate people and bring out the best in them. He knows and understands the community. This is exactly the kind of person who will help us achieve our goals as an organization.”

About Ponce Financial Group, Inc.

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, is the holding company for Ponce Bank. Ponce Bank is a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender. The Bank’s business primarily consists of taking deposits from the general public and to a lesser extent alternative funding sources and investing those deposits, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties and construction and land, and, to a lesser extent, in business and consumer loans. The Bank also invests in securities, which consist of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities, corporate bonds and obligations, and Federal Home Loan Bank stock.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which Ponce Bank operates, including changes that adversely affect borrowers’ ability to service and repay Ponce Bank’s loans; the anticipated impact of the COVID-19 pandemic and Ponce Bank’s attempts at mitigation; changes in the value of securities in the investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the financial statements will become impaired; demand for loans in Ponce Bank’s market area; Ponce Bank’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that Ponce Financial Group, Inc. may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in PDL Community Bancorp’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Ponce Financial Group, Inc. disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.